American Mutual Fund
October 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$480,542
Class B	$437
Class C	$15,496
Class F-1	$28,090
Class F-2	$58,554
Total	$583,119
Class 529-A	$14,716
Class 529-B	$42
Class 529-C	$2,243
Class 529-E	$648
Class 529-F-1	$1,262
Class R-1	$907
Class R-2	$3,254
Class R-2E	$60
Class R-3	$10,609
Class R-4	$14,218
Class R-5	$6,206
Class R-5E*	$-
Class R-6	$152,949
Total	$207,114
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.7600
Class B	$0.4426
Class C	$0.4811
Class F-1	$0.7317
Class F-2	$0.8244
Class 529-A	$0.7249
Class 529-B	$0.3925
Class 529-C	$0.4545
Class 529-E	$0.6423
Class 529-F-1	$0.8044
Class R-1	$0.4683
Class R-2	$0.4746
Class R-2E	$0.6525
Class R-3	$0.6288
Class R-4	$0.7354
Class R-5	$0.8455
Class R-5E	$0.8030
Class R-6	$0.8632
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	635,258
Class B	485
Class C	32,468
Class F-1	38,524
Class F-2	85,506
Total	792,241
Class 529-A	20,790
Class 529-B	54
Class 529-C	4,909
Class 529-E	1,011
Class 529-F-1	1,659
Class R-1	1,904
Class R-2	6,827
Class R-2E	182
Class R-3	16,791
Class R-4	18,168
Class R-5	7,876
Class R-5E	1
Class R-6	203,462
Total	283,634
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$36.08
Class B	$35.86
Class C	$35.60
Class F-1	$35.93
Class F-2	$36.07
Class 529-A	$36.00
Class 529-B	$36.00
Class 529-C	$35.80
Class 529-E	$35.87
Class 529-F-1	$36.05
Class R-1	$35.71
Class R-2	$35.68
Class R-2E	$35.97
Class R-3	$35.81
Class R-4	$35.96
Class R-5	$36.08
Class R-5E	$36.07
Class R-6	$36.09
* Amount less than one thousand